PROMISSORY NOTE

Principal Amount: $30,000 Dated: January 21st Year: 2004

The State of: California

FOR VALUE RECEIVED, NanoSensors, Inc. hereby promise to pay to the order of William Chua the sum of: thirty thousand dollars ($30,000), together with interest at a rate of ten percent (10 %) per annum on the unpaid balance. Said sum shall be paid in the manner following: Interest and principal due on April 21, 2004.

All payments shall be first applied to interest and any pre payment balance applied to be applied to principal. The note may be prepaid, at any time, in whole or in part, without penalty. All prepayments of principal or interest shall be applied in reverse order of maturity.

Principal and interest hereunder shall be payable in lawful money of the United States.

Additionally, the Lender for making this loan will receive fifty (50%) percent of the number of shares of common stock of NanoSensors, Inc as if the loan was used to purchase the shares in the forthcoming private placement anticipated at the pre-money valuation of $3,000,000. Furthermore, Lender will receive warrants to purchase at the price of the forthcoming private placement the same number of shares of common stock of NanoSensors, Inc as granted above. The warrants may be exercised anytime within three years of this loan.

In the event that the note shall be in default, and placed with an attorney for collection, then the Borrower shall agree to pay all reasonable attorney fees and costs of collection. Payments not made within five (5) days of the due date shall be subject to a late fee of ten percent (10%) of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder hereof.

NanoSensors, Inc. agree to remain fully bounded hereunder until the note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, renewal,

modification, waiver, or other indulgence by the Lender of this note. This note shall take effect as a formal instrument and shall be construed, governed and enforced in accordance with the laws of the state first appearing at the head of the note.

Signed in the presence of:

Corporation
Witness

Date: 1/20/04

NanoSensor, Inc. a Nevada

Borrower

By: Ted L. Wong, President

Date: 1/20/04